UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

GenOn Energy, Inc.
 (Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)
001-16455 (Commission File Number)

GenOn Americas Generation, LLC
 (Exact name of Registrant as specified in its charter)

51-0390520 (IRS Employer Identification No.)
333-63240 (Commission File Number)

GenOn Mid-Atlantic, LLC
 (Exact name of Registrant as specified in its charter)

58-2574140 (IRS Employer Identification No.)
333-61668 (Commission File Number)

Delaware	(609) 524-4500
(State or other jurisdiction of incorporation)	(Registrant’s telephone number, including area code)

804 Carnegie Center, Princeton, New Jersey 08540 (Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement.

On January 27, 2017, GenOn Mid-Atlantic, LLC (“GenMa”), an indirect wholly owned subsidiary of GenOn Americas Generation, LLC (“GAG”) and GenOn Energy, Inc. (“GenOn”), entered into the Payment Agreement, dated as of January 27, 2017 (the “Payment Agreement”), with Natixis Funding Corp. (“NFC”) whereby NFC will procure payment and credit support for the payment of certain lease payments owed pursuant to certain leases entered into in respect of the Dickerson and Morgantown facilities (the “Leases”) between GenMa and certain lessors (the “Lease Payments”).

Under the Payment Agreement, GenMa will make an irrevocable payment to NFC of approximately $130 million (the “Payment Amount”), plus fees, as consideration for NFC applying for the issuance of, and obtaining, letters of credit from Natixis, New York Branch (the “LC Provider”), a branch of Natixis (“Natixis”), a public limited corporation with a board of directors (société anonyme à conseil d’administration) organized under the laws of France, to support the Lease Payments. NFC will be solely responsible for (i) obtaining such letters of credit from the LC Provider, (ii) causing such letters of credit to be issued to the applicable lessors to support the Lease Payments on behalf of GenMa, (iii) making under certain circumstances the Lease Payments in accordance with the schedules as set forth in the Payment Agreement and (iv) satisfying any reimbursement obligations payable to the LC Provider as a result of any disbursement under such letters of credit. GenMa retains no residual interest or claim to the Payment Amount.

Lessors may make draws on their respective letters of credit in the event Natixis is downgraded by a national rating agency pursuant to the applicable terms and conditions of the Leases.

Generally, NFC will be liable to GenMa in the event the letters of credit are not issued under the Payment Agreement pursuant to the terms and conditions thereof.

NFC’s payment obligations due under the Payment Agreement with respect to the Lease Payments are guaranteed by Natixis, NFC’s parent company. Neither GenOn nor GAG are parties under the Payment Agreement and have no liability thereunder.

The Payment Agreement contains customary closing conditions, representations and warranties and events of default.

The foregoing description contains only a summary of certain terms of the Payment Agreement and is qualified in its entirety by reference to the Payment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

10.1	Payment Agreement, dated as of January 27, 2017, by and between GenOn Mid-Atlantic, LLC and Natixis Funding Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenOn Energy, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

GenOn Americas Generation, LLC
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

GenOn Mid-Atlantic, LLC
(Registrant)

Dated: February 2, 2017	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

Exhibit Index

Exhibit No.	Document

10.1	Payment Agreement, dated as of January 27, 2017, by and between GenOn Mid-Atlantic, LLC and Natixis Funding Corp.